UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2014
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 25, 2013, Black Elk Energy Offshore Operations, LLC (the “Company”) entered into the Third Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Third Amendment”). The Third Amendment was effective as of January 25, 2013.
The Third Amendment amended the Company’s operating agreement, among other things, to create a class of non-voting Class E Preferred Units (herein so called). Certain Class E Preferred Units, having an aggregate liquidation preference of $50 million and accruing dividends payable in kind at a rate per annum of 20%, were issued by the Company to PPVA as consideration for PPVA’s equity contribution to the Company.
The foregoing description of the Third Amendment is not intended to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

C:\Users\mfillingame\Desktop\Business\Black Elk\Securities\8-K South Pass 65 Sale\8-K South Pass 65.doc

Exhibit 99.1

Item 1.01	Entry into a Material Definitive Agreement

Sale of Assets
On March 13,2014 , Black Elk Energy Offshore Operations, LLC (the “Company” or “we”) entered into a Purchase and Sale Agreement (the “PSA”) with a wholly owned subsidiary of Fieldwood Energy LLC (“Fieldwood”). Pursuant to the PSA, Fieldwood acquired all of the Company’s interest in 1 operated and 15 non-operated fields in the offshore Gulf of Mexico, and further described in detail as Exhibit 10.1 and incorporated herein, for $50 million, subject to normal purchase price adjustments (the “Sale”). The Sale closed on March 17, 2014.
Pursuant to the PSA, and subject to specified limitations described therein, we agreed to indemnify Fieldwood its Affiliates (as defined in the PSA) and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives against certain retained liabilities (as defined in the PSA) as well as losses resulting from any breach of any representations, warranties and covenants of the Company, regardless of fault, contained in the PSA, and for certain other matters. Fieldwood has also agreed to indemnify us, our Affiliates (as defined in the PSA) and our respective directors, managers, general partners, officers, agents, employees, consultants, equity owners, stockholders and other representatives against certain losses (excluding certain retained liabilities of Seller) resulting from any breach of any representations, covenants or obligations of Fieldwood contained in the PSA and, subject to certain limitations, the operation and ownership of the assets acquired pursuant to the PSA, regardless of fault, and damages, including environmental damages, relating thereto.
The foregoing description of the PSA is qualified in its entirety by reference to the full and complete terms of the PSA, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 under the heading “Sale of Assets” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit        Description

10.1*	Purchase and Sale Agreement by and between Black Elk Offshore Operations, LLC and SandRidge Offshore, LLC, effective as of March 1, 2014.

*
Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the PSA have not been filed herewith. The registrant agrees to furnish supplement ally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Exhibit 99.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2014

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC Black Elk Energy, LLC, its sole member

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

Exhibit 99.1

EXHIBIT INDEX

Exhibit        Description

10.1*	Purchase and Sale Agreement by and between Black Elk Offshore Operations, LLC and SandRidge Energy Offshore, LLC, effective as of March 1, 2014.

*
Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the SandRidge Energy Offshore LLC PSA have not been filed herewith. The registrant agrees to furnish supplement ally a copy of any omitted schedule to the Securities and Exchange Commission upon request.